UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Effective January 3, 2011, Winland Electronics, Inc. (the “Company”) and TCI Business Capital, Inc. (“TCI”), entered into a Factoring, Security and Service Agreement (the “Agreement”).

The Agreement allows TCI to purchase from the Company certain eligible accounts based on TCI’s sole and absolute discretion.  TCI will pay the Company ninety percent (90%) of the eligible account prior to the receivable actually being paid to the Company and one hundred percent (100%) of the eligible account once payment has been made to the Company.  The Company will pay a factoring fee to TCI in the amount of two percent (2%) and pay interest on inventory and fixed asset advances in the amount of twelve percent (12%) above the prime rate of interest.  The Company agrees to generate a minimum monthly sales volume of at least Two Hundred Fifty Thousand Dollars ($250,000) for a period of twenty-four (24) months.

The entire Factoring, Security and Services Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

10.1           Factoring, Security and Service Agreement between the Company and TCI Business Capital, Inc. effectiveas of January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: January 10, 2011	By:	/s/ Brian D. Lawrence
Brian D. Lawrence
Controller

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
FORM 8-K

WINLAND ELECTRONICS, INC.

Date of Report: January 3, 2011	Commission File No.: 1-15637

Exhibit No.                                ITEM

10.1	Factoring, Security and Service Agreement between the Company and TCI Business Capital, Inc. effective as of January 3, 2011.